                                                                   EXHIBIT 10.45

*Confidential portions have been omitted and filed separately with the Commission.

                         INTERNATIONAL LICENSE AGREEMENT

     THIS AGREEMENT is made as of the 7th day of February 1997 by and between BIOMATRIX, INC., a Delaware corporation, having its principal office at 65 Railroad Avenue, Ridgefield, New Jersey 07657, U.S.A. ("Biomatrix") and AMERICAN HOME PRODUCTS CORPORATION, a Delaware corporation having its principal office at Five Giralda Farms, Madison, New Jersey 07990, U.S.A., acting through its unincorporated Wyeth-Ayerst Laboratories division (such entities are together defined herein as "Wyeth").

     WHEREAS, Biomatrix is engaged in the development and manufacture of the Products (as hereinafter defined);

     WHEREAS, Wyeth desires to enter into an exclusive (except as provided herein) license to market and sell Products and Extended Products (as hereinafter defined) in the Territory (as hereinafter defined), and Biomatrix is willing to grant such rights to Wyeth;

     WHEREAS, on the terms and subject to the conditions set forth in the Supply Agreement (as hereinafter defined), Wyeth desires to purchase from Biomatrix, and Biomatrix desires to sell to Wyeth, Wyeth's requirements of Products and Extended Products in the Territory; and

     WHEREAS, as of the date hereof, Biomatrix and Wyeth are entering into the U.S. Agreement (as defined below), the Supply Agreement (as defined below) and the Trademark Agreement (as defined below);

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants of the parties hereto, it is hereby agreed as follows:

     1. DEFINITIONS. In this Agreement, the following words and expressions shall have the following meanings:

     1.1. "Additional Period" shall mean that term as defined in Section 3.1.

     1.2. "Affiliate" shall mean, with respect to any party, any Person that, directly or indirectly, is controlled by, controls or is under common control with such party, but only for so long as such relationship exists.

     1.3. "Applicable Currency" shall mean, with respect to a country in the Territory, the lawful currency of such country.

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     1.4. "Commercial Sale" means that sales by Wyeth or its Affiliates to non-affiliated third-party purchasers shall have commenced with defined prices and are supported by normal sales promotion activities.

     1.5. "Competing Product" shall mean any

                                        *

     1.6. "Confidential Information" shall mean that term as defined in Section 7.1.

     1.7. "Contract Quarter" shall mean, with respect to a country in the Territory, the three (3) month period commencing on the first day of the first fiscal quarter beginning immediately after the Launch Date in such country (unless the Launch Date is the first day of a fiscal quarter, in which case the first Contract Quarter shall commence on such day) and ending on the last day of the fiscal quarter and each fiscal quarter thereafter throughout the term of this Agreement.

     1.8. "Contract Year" shall mean, with respect to a country in the Territory, the twelve (12) month period commencing on the first day of the first fiscal quarter beginning immediately after the Launch Date in such country (unless the Launch Date is the first day of a fiscal quarter, in which case the first Contract Year shall commence on such day) and each separate successive twelve (12) month period thereafter.

     1.9. "Development Program" shall mean the development program as set forth in the U.S. Agreement.

     1.10. "Effective Date" shall mean the date of this Agreement.

     1.11. "Employment Costs" shall mean, with respect to any employee of Biomatrix, for any period, the aggregate amount of

                                        *

     1.12. "Extended Product" shall mean

                                        *

     1.13. "Field" shall mean the

                                        *

           *Confidential portions have been omitted and filed separately with the Commission.

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     1.14. "Improvements" shall mean

                                        *

     1.15. "Initial Product" shall mean hylan gel-fluid 20 (hylan G-F 20) Synvisc currently approved as a device with a CE mark for the intra-articular treatment by viscosupplementation of osteoarthritis of the knee, to be supplied in pre-filled syringes packaged ready for use, complying with Product Approvals in the Territory as a device.

     1.16. "Initial Product Specifications" shall mean the specifications for the Initial Product set forth in Exhibit A, as such specifications may be modified from time to time by agreement of the parties to reflect Improvements.

     1.17. "Launch Date" shall mean, with respect to a country in the Territory, the date of national introduction for commercial sale of the Product by Wyeth or an Affiliate of Wyeth in such country.

     1.18. "Net Revenues" shall mean for a specified period the total gross invoice price received from the sale of all Products and Extended Products by Wyeth and its Affiliates in the Territory during such period to non-Affiliated wholesalers, hospitals, retail pharmacies, patients and other third party purchasers,

                                        *

Such amounts shall be determined from the books and records of Wyeth and its Affiliates maintained in accordance with generally accepted accounting principles, consistently applied.

     1.19. "Non-competition Period" shall mean the period commencing on the Effective Date and continuing until

                                        *
thereafter.

     1.20. "Patents" shall mean Letters Patent, or similar statutory rights relating to any Products (including any continuation-in-part, continuation or division thereof or substitute thereof), and patent applications which are pending as of the Effective Date, in each case as set forth in Exhibit B hereto, together with any supplementary or complementary protection certificates therefor if and when such are granted.

           *Confidential portions have been omitted and filed separately with the Commission.

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     1.21. "Person" or "person" shall mean an individual, a corporation, a partnership, a trust, an unincorporated organization or a government or any agency or political subdivision thereof.

     1.22. "Product Approvals" shall mean, for any country in the Territory, those regulatory approvals required for importation, promotion, pricing, marketing and sale of a Product or Extended Product in such country.

     1.23. "Product(s)" shall mean the Initial Product, together with any Improvements (as defined in Section 1.14) to the Initial Product.

     1.24. "Product Specialist" shall mean that term as defined in Section 8.10.

     1.25. "Reimbursement Approvals" shall mean any and all governmental and other approvals necessary in any country in the Territory for the buyer of Products or Extended Products to claim reimbursement for the purchase of the Products or Extended Products from private or public health insurance organizations in such country.

     1.26. "Region" shall mean any one of the following groups of countries:

                                        *

     1.27. "Supply Agreement" shall mean the Supply Agreement of even date herewith by and between Biomatrix (or one of its Affiliates) and Wyeth (or one of its Affiliates) as the same may be amended, supplemented, modified or restated and as in effect from time to time, and any replacement supply agreement with respect to Products and Extended Products by and between Biomatrix (or one of its Affiliates) and Wyeth (or one of its Affiliates).

     1.28. "Territory" shall mean all of the countries set forth under Section
1.26 above, subject to adjustment as set forth in Section 2.1(d).

     1.29. "Trademarks" shall mean (i) the trademark Synvisc(R) and each other mark, trademark or service mark described on Exhibit B hereto, and (ii) any other marks, trademarks or service marks, as may be agreed upon in writing from time to time by the parties hereto for use by Wyeth in connection with the promotion, marketing and sale of the Product under this Agreement.

     1.30. "Trademark Agreement" shall mean the Trademark License Agreement of even date herewith by and between Biomatrix and Wyeth as the same may be amended, supplemented, modified or restated and as in effect from time to time, and any replacement Trademark License Agreement by and between Biomatrix and Wyeth.

           *Confidential portions have been omitted and filed separately with the Commission.

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     1.31. "Unit" shall mean, with respect to the Initial Product, a 2.0ml syringe of the Initial Product.

     1.32. "U.S. Agreement" shall mean the agreement of even date herewith by and between Biomatrix and Wyeth relating to the marketing of Products and Extended Products in the United States, as the same may be amended, supplemented, modified or restated and as in effect from time to time.

     1.33. "U.S. Dollars" and "US$" shall mean the lawful currency of the United States of America.

     2. GRANT OF RIGHTS; ACCEPTANCE; EXCLUSIVITY; CERTAIN PAYMENTS.

     2.1. Grant of License. (a) Subject to the terms and conditions hereinafter set forth, Biomatrix hereby grants to Wyeth an exclusive (except as to Biomatrix's right to promote, market and sell the Products and Extended Products as set forth in Sections 2.3 and 8.10) license (without the right to appoint sub-licensees, sub-agents or subdistributors) under the Patents to import, promote, market, offer for sale and sell Products and Extended Products for use in the Field within the Territory. Such Products and Extended Products shall be packaged and supplied by Biomatrix or an Affiliate of Biomatrix to Wyeth pursuant to the Supply Agreement.

     (b) Except as specifically provided to the contrary herein, the foregoing license shall not be construed (i) to effect any sale of proprietary Biomatrix technology, (ii) to grant any license relating to Biomatrix's proprietary methods of formulating, fabricating and manufacturing the Products and Extended Products, (iii) to grant Wyeth any rights in or to the use of any proprietary technology or Patents, or Trademarks of Biomatrix by implication or otherwise. During the term of this Agreement Wyeth shall neither seek customers for the Products or Extended Products outside the Territory, nor establish any branch or maintain any distribution facilities outside the Territory for the promotion, marketing, sale or distribution of Products or Extended Products outside the Territory.

     (c) It is understood by the parties that through the Development Program Improvements and Extended Products may be developed. The parties agree that the provisions relating to the Development Program are hereby incorporated into this Agreement and any rights relating to Improvements and Extended Products under the Development Program shall be incorporated into this Agreement.

     (d) The parties agree that Wyeth shall develop during the

                                        *

period immediately following the Effective Date business plans for the marketing and sale of Products in the Middle East Region and the ECE Region, and during the

                                        *

period following the Effective Date a business plan for the marketing and sale of Products in Spain. After the delivery of such business plans to
Biomatrix:

           *Confidential portions have been omitted and filed separately with the Commission.

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                                        *

     2.2. Acceptance of Obligations;

                                        *

     (a) Wyeth hereby accepts the license granted in section 2.1 above and hereby agrees to use

                                        *

(as defined below), at all times during the term of this Agreement, to import, promote, market, offer for sale and sell the Products and Extended Products in the Territory.

                                        *

Wyeth shall promote the sale of Products and Extended Products through its sales force, which shall receive training and support and have skills and resources commensurate with those of Wyeth's sales force for other products which are of a similar nature as the Products and Extended Products. Wyeth has no authority to appoint any subagent, subdistributor, or other person to promote the sale of the Products or Extended Products or to otherwise perform any of Wyeth's obligations hereunder and agrees to refrain from using any such subagents, subdistributors or other persons.

     (b) Subject to delivery to Wyeth by Biomatrix of Wyeth's (i) launch quantities as set forth on Exhibit C to the Supply Agreement and (ii)

                                        *

of the First Contract Year sample quantities of the Initial Product, each ordered in accordance with the terms of this Agreement and the Supply Agreement, the Launch Date with respect to each country in the Territory

                                        *

of the later of (i) Effective Date or (ii) Product Approval date.

                                        *

           *Confidential portions have been omitted and filed separately with the Commission.

     2.3. Conversion to Co-promotion or Co-exclusive License.

     (a) Failure to Meet

                                        *

Sales Goals. In the event that Wyeth's cumulative Net Revenues from sales of Products in the

                                        *
with respect to any Region set forth on Exhibit C shall fail to exceed the
                                        *
set forth opposite such Region on Exhibit C, then Biomatrix may, at its option, elect to co-promote the Products and Extended Products or any Improvement in such Region either itself (or through an Affiliate) or with a designee (a "Designee") selling for Wyeth's account. Such co-promotion may be either on a fixed cost reimbursement or performance/incentive basis as agreed upon by the parties. Biomatrix shall make any such elections within

                                        *
after delivery to Wyeth of a notice of any such failure to meet such

                                        *

The parties agree that they will in good faith adjust such amounts on Exhibit C if Wyeth can demonstrate that parallel imports of Products or other factors such as competitive products being introduced, lower than anticipated reimbursed price approval and other material external market factors had a material adverse impact on its ability to achieve such amounts in any such Region. If Biomatrix elects to convert this Agreement to a co-promotional arrangement with respect to one or more Regions pursuant to the provisions of this Section 2.3, then Biomatrix (or an Affiliate) or its Designee shall be compensated as follows:

                                        *

If Biomatrix elects to co-promote the Products and Extended Products in any Region, then Biomatrix (or an Affiliate) or its Designee may co-promote under the Trademark in such Region.

     (b) Failure to Meet Marketing Plan Goals. In the event that Wyeth's Net Revenue from sales of Products in any Region in the Territory during the

                                        *
shall fail to exceed,

                                        *
of the projected Net Revenue set forth in the marketing plan prepared in accordance with Section 8.8 for such Region, then Biomatrix may elect (i) to co-promote the Products and Extended Products under the Trademark for Wyeth's account itself (or through an Affiliate) in such Region, and/or appoint one Designee (other than Wyeth or any of its Affiliates) in such Region, or (ii) to convert Wyeth's license rights in such Region to co-exclusive and co-market the Products and Extended Products itself (or through an Affiliate) in such Region, and/or appoint one Designee (other than Wyeth or any of its Affiliates) in such Region, under a trademark that is not similar to the Trademark.

           *Confidential portions have been omitted and filed separately with the Commission.

Biomatrix shall make any such election with respect to any such Region within

                                        *

with respect to such Region. If Biomatrix elects to co-promote the Products or Extended Products itself (or through an Affiliate or Designee) with respect to one or more Regions pursuant to the provisions of this Section 2.3(b), then Biomatrix (or an Affiliate or Designee) shall be compensated on one of the following bases:

                                        *

If Biomatrix elects to convert Wyeth's rights in such Region(s) to co-exclusive and co-market the Products and Extended Products ) (or through an Affiliate) itself or in conjunction with a Designee with respect to one or more Regions pursuant to the provisions of this Paragraph 2.3(b), then neither party shall have any financial obligations to the other in connection with any sales by Biomatrix (or an Affiliate) or its Designee under such co-marketing arrangement (other than any obligations under the Supply Agreement and/or the Trademark Agreement).

     2.4 [RESERVED]

     2.5. Development Payments. As an inducement for and in consideration of the agreement of Biomatrix to actively participate in and support the Development Program as set forth in Section 6 of the U.S. Agreement, Wyeth hereby agrees to make the following non-refundable payments to Biomatrix:

     (a) On the Effective Date Wyeth shall pay Biomatrix the amount of Four Million U.S. Dollars ($4,000,000).

     (b)

                                        *

payable within five (5) days of

                                        *

     (c)

                                        *

payable within five (5) days after the last day of the month in which

                                        *
in the Territory exceed

                                        *
in the aggregate.

     2.6. Payments. In consideration for its license rights hereunder Wyeth will compensate Biomatrix for the use of its Trademarks, and the Patent and know-how components of the Products as follows:

     (a) Initial Term. During the Initial Term (as defined in the Supply Agreement), Wyeth will pay Biomatrix for Products according to the provisions of the Supply Agreement.

           *Confidential portions have been omitted and filed separately with the Commission.

     (b) Exclusive Additional Period. During any Additional Period in which

                                        *

Wyeth will pay Biomatrix for Products for sale in such country according to the provisions of the Supply Agreement

                                        *

     (c)

                                        *

     2.7. Nature of Payments. Each of the payments referred to in Sections 2.4,
2.5 and 2.6 hereof are independent of each other payment hereunder and shall not be deemed satisfied by the making of any other payment hereunder. All payments to be made pursuant to Sections 2.5 and 2.6 or under the Supply Agreement shall be made in U.S. Dollars. Net Revenues denominated in an Applicable Currency used in determining whether a payment is due shall be converted to U.S. Dollars in accordance with Section 4.

     2.8. Operations and Expenses. Except as otherwise set forth in this Agreement, the operations of Wyeth under this Agreement are subject to the sole control and management of Wyeth. Wyeth shall be responsible for all of its own expenses and employees. Wyeth shall provide, at its own expense, such office space and facilities, and hire and train such personnel, as may be required to carry out its obligations under this Agreement. Wyeth agrees that it shall incur no expense chargeable to Biomatrix, except as may be specifically authorized in advance in writing in each case by Biomatrix.

     2.9 Independent Purchaser and Seller. Neither party shall be considered an agent or legal representative of the other party for any purpose, and neither party nor any director, officer, agent or employee thereof shall be, or be considered, an agent or employee of the other party. Neither party is granted nor shall exercise the right or authority to assume or create any obligation or responsibility, including without limitation contractual obligations and obligations based on warranties or guarantees, on behalf of or in the name of the other party.

     3. TERM AND TERMINATION.

     3.1. Term.

     (a) Initial Term. Unless this Agreement is sooner terminated in accordance with the provisions of this Agreement, this Agreement shall commence on the Effective Date and shall end with respect to Products, on a country-by-country basis, on the later to

           *Confidential portions have been omitted and filed separately with the Commission.

occur of (i) the

                                        *

of the Launch Date in such country or (ii) the date of the expiration of the last to expire of the Patents in such country (the "Initial Term"); provided, however, that payments on account of the Trademark Royalty under Section 2.6(c) shall continue at all times when Wyeth is utilizing the Trademark under the terms set forth in the Trademark Agreement.

     (b) Additional Periods. This license shall be renewable following the expiration of the Initial Term for further additional

                                        *

under the provisions of either Section 2.6(b) or Section 2.6(c) (each such additional term, an "Additional Period"). The parties shall agree in writing upon whether the Additional Period shall be

                                        *

at least

                                        *

prior to the commencement of any such Additional Period. Biomatrix shall continue to supply Products,

                                        *

as mutually agreed, until such time as Wyeth elects not to renew this license.

     3.2.

                                        *

     3.3. Insolvency. This Agreement may be immediately terminated by either party, upon giving written notice to the other party, in the event that the other party shall become insolvent or be declared bankrupt by a court of competent jurisdiction or shall be the subject of any reorganization (other than a corporate reorganization effected in the ordinary course of business and not arising out of any insolvency) or winding up, receivership or dissolution, bankruptcy or liquidation proceeding, or any proceeding or action similar to one or more of the above, in which case termination shall be effective upon such written notice. The failure of either party to give notice of termination upon obtaining knowledge of any such event shall not be interpreted as a waiver of such party's rights under this Section 3.3, and such party reserves the right to exercise any such rights at any time after the occurrence of any such event.

     3.4. Breach. This Agreement may be terminated by either party if the other party shall commit a material breach of any provision hereof and shall not cure such breach within

                                        *

after a written notice by the other party to cure the breach; provided, that in the case of a payment breach such cure period shall be equal to

                                        *

           *Confidential portions have been omitted and filed separately with the Commission.

after written notice.

                                        *

     3.5.

                                        *

     3.6. Certain Rights Upon Termination. Upon termination of this Agreement for any reason whatsoever, other than pursuant to Section 3.1,

         (a) Biomatrix shall have the unrestricted right to review, access, use and permit others to review, access and use, either directly or by cross-reference or incorporation or otherwise, all information, data, investigations, preclinical and clinical protocols (including without limitation, marketing information and information relating to laboratory, animal and human studies), and related regulatory approvals pertaining to the Products (the "Information") which are possessed or controlled by Wyeth or any of its Affiliates, or which Wyeth or any of its Affiliates has a right to review, access or use. Wyeth unconditionally agrees promptly to take any action and to execute and deliver to Biomatrix any documents or instruments reasonably requested by Biomatrix to permit Biomatrix to make full use of such unrestricted rights In addition, Wyeth agrees that it shall, upon the request of Biomatrix, immediately inform all relevant regulatory authorities that Wyeth is no longer a licensee of the Products and shall take all action and execute and deliver all documents and instruments necessary in order to transfer all Product Approvals,

           *Confidential portions have been omitted and filed separately with the Commission.

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Reimbursement Approvals and price approvals and other relevant documents relating to the Products to Biomatrix or any Person designated by Biomatrix.

     (b) Notwithstanding the provisions of Section 3.6(a), both parties in good faith shall take whatever action necessary to clarify the relationship between Wyeth and Biomatrix during an Additional Period.

     3.7. Effects of Termination.

     (a) Subject to Wyeth's rights set forth in Section 3.2(a), upon termination of this Agreement for any reason, other than pursuant to Section 3.1, Wyeth shall discontinue using the Trademarks or making any representations regarding its status as a licensee of Biomatrix and shall cease conducting any activities with respect to the marketing, promotion, sale or distribution of the Products in the Territory and shall take such action as is necessary to terminate Wyeth's registration as Biomatrix's licensee with any governmental authority.

     (b) Termination of this Agreement shall not affect obligations of either party that may have accrued prior to the effective date of termination or any obligation specifically stated to survive termination. Except to the extent limited by Section 3.8, termination of this Agreement shall be in addition to, and shall not be exclusive of or prejudicial to, any other grounds for termination or rights or remedies at law or in equity which either party may have on account of any default of the other party.

     3.8. Waiver. Wyeth and Biomatrix hereby waive, to the extent they are able to do so under applicable law, any statutory rights they may have or acquire under the laws of any country in the Territory in respect of the termination of the relationship established hereby pursuant to the terms hereof, and agree that the rights available to them hereunder in the event of such termination are adequate and reflect the agreement of the parties. Neither Wyeth nor Biomatrix nor any of their respective Affiliates shall have any right to claim any indemnity for goodwill or loss thereof, lost profits, loss of prospective compensation, expenditures, investments, leases or any type of commitment made in connection with the business of such party in reliance on the existence of this Agreement or any damages arising from the termination of this Agreement by the other party in accordance with the terms hereof.

     4. PAYMENTS; EXCHANGE RATE.

     (a) All payments hereunder shall be made in U.S. Dollars and at the exchange rates set forth in this Section 4. Payments to Biomatrix shall be wired to an account in a bank designated by Biomatrix and the costs of any such remittance shall be borne by Wyeth.

     (b) All amounts denominated in an Applicable Currency shall be converted to U.S. Dollars using the consistently applied method of conversion utilized by Wyeth at the corporate level for financial reporting purposes, which method shall be in accordance with generally accepted accounting principles.

     5. WITHHOLDING. All payments to be made by Wyeth under this Agreement shall be made in full, free and clear of and without any deduction of or withholding for or on account of any taxes levied in any country of the Territory or elsewhere; provided that if Wyeth shall be required by law to make any deduction or withholding from any payment to Biomatrix then:

     (i) Wyeth shall ensure that such deduction or withholding does not exceed the minimum legal liability therefor;

     (ii) at least thirty (30) days prior to the first deduction or withholding, Wyeth shall notify Biomatrix thereof, and the parties shall negotiate in good faith adjustments to the payments hereunder in order to minimize or eliminate such deduction or withholding, provided that the total payments by Wyeth shall not increase; and

     (iii) Wyeth shall forward to Biomatrix such documentary evidence as may be available in respect of each deduction, withholding or payment together with each payment or promptly thereafter.

     6. COMPETING PRODUCTS.

     6.1. Non-competition by Wyeth. In recognition of the rights granted by Biomatrix to Wyeth and the other obligations of Biomatrix hereunder, Wyeth agrees that it shall not, directly or indirectly (alone or with others), and it shall ensure that its Affiliates shall not, directly or indirectly (alone or with others), during the Non-competition Period, manufacture, sell, market, distribute or promote a Competing Product in the Territory;

                                        *
If Wyeth

                                        *

Wyeth agrees that (a) it shall not expand the market where it sells such Competing Product into any country in the Territory in which such Competing Product is not currently sold at the time of any such acquisition and (b) Wyeth shall

                                        *

Wyeth acknowledges and agrees that, in the event of a breach or threatened breach by Wyeth of its obligations under this Section 6.1, Biomatrix will have no adequate remedy at law, and accordingly shall be entitled to injunctive or

           *Confidential portions have been omitted and filed separately with the Commission.

other appropriate equitable remedies against such breach or threatened breach in addition to any other remedies which Biomatrix may have.

     6.2.

                                        *

     7. CONFIDENTIAL INFORMATION; PUBLIC ANNOUNCEMENTS.

     7.1. Confidential Information. All information acquired by either party (the "Recipient") from the other party or any of its Affiliates (the "Discloser") during the term of this Agreement or prior to the Effective Date, relating directly or indirectly to the

           *Confidential portions have been omitted and filed separately with the Commission.

present or potential business, operations, corporate, technical or financial situation of the Discloser, or to manufacturing know-how, patents, data, test results, techniques, processes, procedures, raw materials, dealer, supplier and customer lists, the Information described in Section 3.5, pre-clinical and clinical protocols or any improvements thereof of the Discloser ("Confidential Information") is confidential, and shall be held in trust by the Recipient for the exclusive benefit of the Discloser. Unless otherwise agreed to in writing by the Discloser, the Recipient shall not at any time, either during or subsequent to the term of this Agreement, use for itself (other than in accordance with the terms of this Agreement) or any other Person, or disclose or divulge to any Person, other than to those of its employees and advisors and Affiliates who require the same for the purposes hereof and who are bound by the same obligations of confidentiality, non-disclosure and non-use as set forth herein, any Confidential Information or any other confidential or proprietary information of the Discloser of which the Recipient may acquire knowledge; provided, however, that the confidentiality, non-disclosure and non-use provisions contained in this Section 7.1 shall not apply to any information or data to the extent that the Recipient:

     (i) shall demonstrate by written evidence that such information or data is known generally to persons in the trade through no act or omission of the Recipient or any of its Affiliates;

     (ii) is required by any government authority to disclose such information or data, including without limitation for the purposes of obtaining and maintaining any Product Approvals under this Agreement; or

     (iii) shall demonstrate by its written records that such information or data was disclosed to or created by it or its Affiliates on a non-confidential basis from a source other than the Discloser or its Affiliates and that such disclosure or creation did not constitute a breach of any applicable confidentiality obligations.

All Confidential Information shall be immediately returned to the Discloser upon termination of this Agreement, along with any copies, reproductions, digests, abstracts or the like of all or any part thereof in the Recipient's possession or under the Recipient's control, and upon such return any computer entries or the like relating thereto shall, to the extent legally permissible, be destroyed. The Recipient shall then attest to the Discloser in writing as to the return and/or destruction of the Confidential Information. Such return (and destruction) will not affect the Recipient's obligations hereunder, which shall survive indefinitely or, if a definite period is required under applicable law, until five (5) years after termination or expiration of this Agreement. Notwithstanding anything herein to the contrary, the provisions of this Section
7.1 shall be subject to Biomatrix's rights under Section 3.5.

     7.2. Public Announcement. Except as shall be necessary for governmental notification purposes or to comply with applicable laws and regulations, and except as otherwise agreed to by the parties hereto in writing, the parties agree to keep the existence of this Agreement, and the transactions contemplated hereby, strictly confidential. The parties shall agree upon the text of an initial public announcement relating to the transactions contemplated by this Agreement as soon as possible after the Effective Date. Any subsequent public announcements regarding this Agreement or the transactions contemplated herein shall also be agreed upon in writing between the parties prior to any release thereof.

     8. INTELLECTUAL PROPERTY; AGREEMENT PRODUCT MARKING; PROMOTIONAL INFORMATION; REGULATORY MATTERS.

     8.1. PATENTS. (a) Biomatrix shall be responsible, at its cost and expense, for prosecuting to issuance in the Territory all patent applications, for filing and prosecuting all patent reissues and reexaminations, for applying for and obtaining any Supplementary Protection Certificates, and for paying all annuities, on all patents, and all such applications and patents shall constitute Patents under this Agreement.

     (b) Upon request of Wyeth, Biomatrix shall provide Wyeth with a copy of the prosecution file wrapper histories of each patent and application constituting Patents under this Agreement.

     8.2. Trademarks. The Trademark Agreement sets forth the terms and conditions of Wyeth's use of the Trademarks. Upon termination of this Agreement, all rights set forth herein with respect to the Trademarks shall terminate and the rights and obligations set forth in the Trademark Agreement shall govern the use of the Trademarks.

     8.3. Notice of Infringement. Each party hereto agrees to notify the other in writing promptly (but not later than thirty (30) days) after obtaining knowledge of any infringements or imitations of the Trademarks or Patents by third parties. Further, Wyeth agrees to notify Biomatrix immediately after it becomes aware that any of the Products or Extended Products sold in the Territory are thereafter sold or transported outside the Territory.

     8.4. Labelling and Promotional Materials. Wyeth shall provide Biomatrix with labelling masters, instructions, specifications and copies of all marketing, labelling and promotional material it intends to use relating to the Products or Extended Products. All such labelling, packaging and promotional material that include claims or items impacting regulatory approvals shall be consistent with all relevant regulatory requirements and shall be reviewed by Biomatrix and shall be subject to its written approval prior to use. All other major promotional materials for launches and subsequent promotions shall be provided by Wyeth to Biomatrix within a reasonable time prior to their use in order to allow Biomatrix to comment on such materials. Wyeth shall provide Biomatrix with all other promotional materials as promptly as practicable.

     8.5. Legend. Subject to applicable laws and regulations in the Territory, all relevant packaging and promotional material for the Products and Extended Products used or sold by Wyeth shall contain (i) all applicable markings needed to keep the Trademarks enforceable throughout the Territory as specified in writing by Biomatrix to Wyeth, and (ii) a legend which shall be displayed in a reasonably conspicuous manner on all packaging of such Products and Extended Products containing the corporate identification logo of Biomatrix in at least equal prominence as that of Wyeth, and indicating that such Product or Extended Product has been developed and manufactured by Biomatrix, Inc., and its affiliates, 65 Railroad Avenue, Ridgefield, New Jersey, 07657 U.S.A. or similar statement in such form as is consistent with Biomatrix's practices in distributing the Agreement Product through other distribution arrangements in other territories.

     8.6. Promotional Support.

     (a) Samples. Wyeth will be allowed to purchase up to a maximum of

                                        *

respectively, solely for the purposes of promotion of the Initial Product in the Territory. Biomatrix agrees to sell such samples to Wyeth for a price equal to

                                        *

for each such Unit.

     (b) Exchange of Information. Biomatrix and Wyeth shall provide to each other on an ongoing basis and without charge (to the extent not prevented by law or contract from doing so) all marketing, medical, scientific and other information relating to the Products and Extended Products (including summary data from studies, clinical trials and the like as well as information regarding adverse events associated with the use of the Products and Extended Products), the proceedings of all symposia on the Products and Extended Products and all promotional information that is available to such party relating to the Products and Extended Products. In addition, Biomatrix and Wyeth shall provide each other with access to such primary data and information in its possession as the other may reasonably request regarding the results of the studies contained in such summary data referred to above. Each party shall have the right to use the marketing, promotional, medical, scientific and other information of the other party as long as such use is not restricted or limited by any other provision in this Agreement.

     (c) Reference to Viscosupplementation and Biomatrix. Subject to applicable laws and regulations in the Territory, Wyeth shall ensure that all trade literature, publications and promotional materials relating to the Products and Extended Products produced by or on behalf of Wyeth or any of its Affiliates shall, in a reasonably conspicuous manner, refer to viscosupplementation. In major promotional materials, and other material where appropriate, Wyeth shall in a reasonably conspicuous manner reference that the concept and the name viscosupplementation have been conceived and introduced by the founders of Biomatrix. The product positioning for the Initial Product shall be the same as is currently used by Biomatrix, as redefined from time to time by Biomatrix based upon current and new scientific, medical or marketing information obtained.

           *Confidential portions have been omitted and filed separately with the Commission.

     8.7. Customer Service. In connection with sales of Products and Extended Products in the Territory, Wyeth shall carry out, at its expense, all order entry, sales reporting, accounts receivable and collections and costs related thereto.

     8.8. Marketing Plan. Three months prior to the end of the

                                        *

Agreement Year, Wyeth shall prepare at its own expense and deliver to Biomatrix
a
                                        *
forecast of its sales of Products and Extended Products in the Territory on a Region by Region basis (the "Marketing Plan") setting forth (i) its projections of Net Revenues for each country in the Territory for each of the

                                        *

(ii) its projected marketing efforts in the Territory during such

                                        *

period, and its projections of the cost thereof, and (iii) its projected marketing mix. Wyeth shall prepare the Marketing Plan in good faith and shall use Commercially Reasonable Efforts in such preparation.

     8.9. Development, Marketing and Sales Steering Committee. The parties shall establish a development, marketing and sales steering committee (the "Committee") comprised of three (3) voting representatives designated by each party. The Committee will be administered by a chairman appointed from the members, alternating yearly among representatives of Biomatrix and Wyeth. The Committee will meet at least twice annually, or more often if necessary as requested by either party, and written minutes of each meeting shall be kept. In addition to any specific powers granted to the Committee in this Agreement and the Supply Agreement, the Committee shall oversee the continued development of the Improvements and Extended Products with respect to label extensions, product reimbursement approvals, the marketing and sale of the Products and Extended Products, and the development of promotional programs and the preparation of marketing studies. The Committee shall not have the authority to change the responsibilities of the parties under this Agreement. Decisions of the Committee shall be made by consensus (a majority of the members designated by each party). The Committee will have no control over the marketing and sales budget of either party. If, after a period of thirty (30) days (or earlier at the election of either party), a matter is still not resolved, it shall be referred to the CEO of Biomatrix and the Executive Officer of American Home Products Corporation responsible for its global pharmaceutical operations, or their designees, to resolve in a period of thirty (30) days through good faith discussions, or if still unresolved, to promptly agree upon a binding third party dispute resolution mechanism intended to promptly and fairly resolve the matter in dispute. The Committee will have no control over the marketing, sales or development budget of either party.

     8.10. Co-Promotion.

                                        *

Biomatrix shall hire and train as employees of Biomatrix (at Wyeth's expense)

                                        *

sales representatives for

                                        *

active in marketing and sale of the Products (the "Product Specialists"). The Product Specialists shall co-promote the

           *Confidential portions have been omitted and filed separately with the Commission.

Products and Extended Products in cooperation with Wyeth's marketing and sales force in accordance with marketing plans approved by the Committee. All sales of the Products in the Territory made by the Product Specialists during the term hereof shall be

                                        *

Beginning in the

                                        *

Biomatrix shall have the right to require that the Product Specialists be permitted to market, promote and sell other products manufactured by Biomatrix for the account of Biomatrix. Subject to applicable

                                        *

laws, Biomatrix shall consider for employment current employees of Wyeth as Product Specialists. Biomatrix shall have the right to assign up to a total of

                                        *

of the Product Specialists under this Agreement and the U.S. Agreement toward the promotion of Products and Extended Products

                                        *

     8.11. Customer Lists. Wyeth shall maintain a master customer list containing relevant information on sales of the Products and shall deliver copies of such list to Biomatrix on a quarterly basis for Germany, Spain, Portugal, Austria and Greece or promptly on the request of Biomatrix but not more than annually with respect to other countries in the Territory.

     8.12 Product Vigilance System. Wyeth shall be responsible for maintaining medical device vigilance systems, as established for the Products and Extended Products by applicable regulatory requirements, and shall promptly provide Biomatrix with notice of all product related events and complaints, including medical complaints. The parties shall develop a mutually agreed procedure to comply with regulatory requirements and the policies of each party. Biomatrix shall be solely responsible for processing, analyzing and, if necessary, reporting medical complaints to regulatory authorities. Wyeth shall provide all necessary support to Biomatrix for carrying out such activities.

           *Confidential portions have been omitted and filed separately with the Commission.

     8.13.

                                        *

     8.14. Compliance. Wyeth shall, at its expense, obtain any and all import licenses that may be necessary to permit the sale by Biomatrix and the purchase by Wyeth of the Products and Extended Products hereunder, obtain such approvals from the banking and other governmental authorities in the Territory for payment of all amounts due hereunder to Biomatrix in U.S. Dollars, and comply with any and all governmental laws, regulations, and orders that may be applicable to Wyeth by reason of its execution of this Agreement including any requirement to be registered as the Biomatrix's reseller of products with any governmental authority, and including all laws, regulations or orders that govern or affect the ordering, export, shipment, import, sale (including government procurement), delivery, or redelivery of Products and Extended Products in the Territory. Wyeth shall furnish Biomatrix with such documentation as Biomatrix may request to confirm Wyeth's compliance with this Section 8.14 and agrees that it shall not engage in any course of conduct that, in Biomatrix's reasonable belief, would cause Biomatrix to be in violation of the laws of any jurisdiction.

           *Confidential portions have been omitted and filed separately with the Commission.

     8.15. Local Laws. Each party shall notify the other party of the existence and content of any provision of law in the Territory or any other applicable law that conflicts with any provision of this Agreement at the time of its execution or thereafter.

     8.16. Questionable Payments. Wyeth shall not, directly or indirectly, in the name of, on behalf of, or for the benefit of Biomatrix offer, promise or authorize to pay, or pay any compensation or give anything of value to, any official, agent or employee of any government or governmental agency, or to any political party or officer, employee or agent thereof in connection with the promotion or sale of Products and Extended Products.

     9. SUPPLY OF PRODUCTS. The Supply Agreement sets forth the terms and conditions for sale of Products by Biomatrix (or its Affiliates) to Wyeth.

     10. INDEMNIFICATION; LIMITATION ON LIABILITY

     10.1. Indemnification from Wyeth. Subject to the provisions of Section 10.3, Wyeth shall defend, indemnify and hold Biomatrix and its Affiliates and their respective directors, officers, agents and employees harmless from and against any and all liabilities, claims, damages and expenses (including without limitation actual court costs and reasonable attorneys' fees regardless of outcome) resulting from or arising out of or in connection with:

                                        *

     10.2. Indemnification from Biomatrix. Subject to the provisions of Section 10.3, Biomatrix shall defend, indemnify and hold Wyeth and its Affiliates and their respective directors, officers, agents and employees harmless from and against any and all liabilities, claims, damages and expenses (including without limitation actual court costs and reasonable attorneys' fees regardless of outcome) resulting from or arising out of or in connection with:

           *Confidential portions have been omitted and filed separately with the Commission.

                                        *

     10.3. Limitation on Liability.

     NOTWITHSTANDING ANY PROVISION TO THE CONTRARY IN SECTIONS 10.1 AND 10.2 ABOVE, OR ANY OTHER PROVISION OF THIS AGREEMENT OR THE SUPPLY AGREEMENT, IN NO EVENT (INCLUDING THE FAULT, NEGLIGENCE OR STRICT LIABILITY OF EITHER PARTY) SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY THIRD PARTY, INCLUDING ANY PURCHASER OF PRODUCTS OR EXTENDED PRODUCTS, FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES OTHER THAN TO THE EXTENT NECESSARY TO REIMBURSE SUCH OTHER PARTY FOR DAMAGES ACTUALLY PAID TO A NON-AFFILIATED THIRD PARTY, PROVIDED THAT SUCH DAMAGES ARE OTHERWISE COVERED BY THE PROVISIONS OF SECTION 10.1 OR SECTION 10.2, AS THE CASE MAY BE.

     10.4 Indemnification Procedure. The party claiming indemnification ("Indemnitee"), after being advised of any assertions of any such third party claims or suits or upon the bringing or filing of such claims or suits by any third party against the Indemnitee, shall promptly notify the party from which indemnification is sought ("Indemnitor") thereof; provided, that the failure to promptly notify shall not affect the Indemnitor's obligations hereunder except to the extent the Indemnitor is prejudiced by the delay in notification. The Indemnitee shall permit the Indemnitor's attorneys to handle and control the defense of such claims or suits at the Indemnitor's cost. The Indemnitee shall co-operate with the Indemnitor in the defense of such claims or suits. The parties agree that there shall be no settlements, whether agreed to in court or out of court, without the prior written consent of the Indemnitor.

           *Confidential portions have been omitted and filed separately with the Commission.

     11. REPRESENTATIONS OF BIOMATRIX. Biomatrix represents, warrants and covenants as follows:

     11.1. Biomatrix is a corporation duly organized and validly existing under the laws of the state of Delaware with the full power to conduct its affairs as currently conducted and contemplated hereunder. All necessary action has been taken to enable it to execute and deliver this Agreement and perform its obligations hereunder.

     11.2. This Agreement is a valid and binding obligation of Biomatrix enforceable in accordance with its terms. Biomatrix has the unencumbered right to enter into this Agreement and to fulfill its duties hereunder. It is not and will not become a party to any agreement in conflict herewith. Accordingly, Biomatrix has the right to grant Wyeth the exclusive license granted hereunder in the Territory in accordance with the terms of this Agreement and such grant will not constitute a breach of any existing contractual or other arrangements between Biomatrix and any Affiliated or non-Affiliated third party, nor shall it infringe on the rights of any Affiliated or non-Affiliated third party.

     11.3. No approval, consent, order, authorization or license by, giving notice to or taking any other action with respect to, any governmental or regulatory authority is required in connection with the execution and delivery of this Agreement by Biomatrix and the performance by Biomatrix of its obligations hereunder, other than the Product Approvals contemplated herein.

     12. REPRESENTATIONS OF WYETH. Wyeth represents, warrants and covenants as follows:

     12.1. Wyeth is a corporation duly organized and validly existing under the laws of the State of Delaware with the full power to conduct its affairs as currently conducted and contemplated hereunder. All necessary action has be en taken to enable it to execute and deliver this Agreement and perform its obligations hereunder.

     12.2. This Agreement is Wyeth's valid and binding obligation enforceable in accordance with its terms. Wyeth has the unencumbered right to enter into this Agreement and to fulfill its obligations hereunder. It is not and will not become a party to any agreement in conflict herewith. Accordingly, Wyeth has the right to act as the exclusive licensee of the Products and Extended Products in the Territory in accordance with the terms of this Agreement and the performance of its obligations hereunder will not constitute a breach of any existing contractual or other arrangements between Wyeth and any Affiliated or non-Affiliated third party, nor shall it infringe the rights of any Affiliated or non-Affiliated third party.

     12.3. No approval, consent, order, authorization or license by, giving notice to or taking any other action with respect to any governmental or regulatory authority is required in connection with the execution and delivery of this Agreement by Wyeth and

           *Confidential portions have been omitted and filed separately with the Commission.

the performance by Wyeth of its obligations hereunder, other than the Product Approvals contemplated herein.

     13. INSURANCE. (a) Biomatrix shall maintain comprehensive general liability insurance coverage including products liability with a minimum limit of not less than

                                        *

     (b) Wyeth warrants that it is self-insured for the first

                                        *

of product liability exposure on an annual aggregate basis and purchases excess insurance above such self-insurance amount.

     14. INFRINGEMENT. Each of Wyeth and Biomatrix will promptly notify the other party in writing of any infringement of a Patent or Trademark or the know-how or unauthorized disclosure or use of any Confidential Information, of which it becomes aware in the Territory. Biomatrix shall have the exclusive right at its own cost to take all legal action in the Territory it deems necessary or advisable to eliminate or minimize the consequences of such infringement of a Patent or Trademark or the know-how in the Territory. For the purpose of taking any such legal action, Biomatrix shall have the right, to use the name of Wyeth and/or any Affiliate of Wyeth as plaintiff, either solely or jointly in accordance with the applicable rules of procedure. Wyeth shall promptly furnish Biomatrix with whatever written authority may be required in order to enable Biomatrix to use Wyeth's name in connection with any such legal action, and shall otherwise cooperate fully and promptly with Biomatrix in connection with any such action. All proceeds realized upon any judgment or settlement regarding such action shall belong exclusively to Biomatrix.

     15. REGULATORY ACTIVITIES.

     15.1. GENERAL.

     (a) Approvals.

     (i) Biomatrix shall, at its cost, be solely responsible for maintaining the Initial Product Product Approvals in all countries in the Territory where the Initial Product is approved as of the Effective Date.

     (ii) Wyeth shall, at its cost, obtain and maintain Product Approvals in all countries in the Territory except those approvals described in Section 15.1(a)(i). All such Product Approvals are subject to Biomatrix's rights under section 15.1(b).

     (iii) Wyeth shall, at its cost, obtain and maintain all Reimbursement Approvals in each country in the Territory, subject to Biomatrix's rights under
Section 15.1(b).

           *Confidential portions have been omitted and filed separately with the Commission.

     (b) Review by Biomatrix. Biomatrix shall be entitled to assist in developing the strategy and content of all applications for Product Approvals and Reimbursement Approvals and the content of all such applications shall be subject to Biomatrix's prior written approval. All Product and Reimbursement Approvals shall be held as the exclusive property of and in the name of Biomatrix except to the extent that applicable law requires that such approvals be held in the name of Wyeth, or unless otherwise agreed in writing by the parties. Any filings for reimbursement or regulatory approval in the Territory shall be subject to the prior written approval of each of the parties.

     (c) Mutual support. Wyeth and Biomatrix shall provide reasonable advice and assistance to each other as may be necessary to obtain and maintain Product Approvals and, if applicable, satisfactory Reimbursement Approvals for Products in the Territory.

     (d) Transfer of approvals. In the event that the Product Approvals and the Reimbursement Approvals (if any) relating to any Product or Extended Product in any country in the Territory is in the name of Wyeth or any of its Affiliates, it shall be transferred to Biomatrix immediately upon termination of the Agreement.

     (e) Reporting on Agreement Product. During the term of this Agreement, each party shall immediately notify the other in writing in the event that such party becomes aware of any failure of the Products or Extended Products to comply with any of the requirements therefor specified in any Product Approval.

     (f) Ongoing information exchange. Each party shall keep the other advised of regulatory interactions, activities and correspondence and the registration status of Products on a quarterly basis, except that matters requiring more immediate attention shall be communicated as soon as practicable.

     15.2. CLINICAL TRIALS; PUBLICATION OF RESULTS.

                  (a) Wyeth shall be responsible, at its own cost, for conducting and managing any clinical trials which may be required in order to obtain or maintain Product Approvals and Reimbursement Approvals in the Territory; provided that the protocols for all such clinical trials shall be subject to Biomatrix's prior written approval and Biomatrix shall have the right to audit the performance of any such clinical studies.

                                        *

         (b) Wyeth shall provide the completed data resulting from all clinical trials conducted in accordance with this Section 15.2 to Biomatrix, and Biomatrix shall be allowed to assist in analysis of the completed data and in preparing the final reports relating to such clinical trial data. Biomatrix and its Affiliates shall be free to use the results of any or all such clinical trials in the promotion, marketing and product licensing of Products and Extended Products outside the Territory. The results of any such studies

           *Confidential portions have been omitted and filed separately with the Commission.

will not be published or publicized in any way without the prior written approval of Biomatrix.

     16. FURTHER ASSURANCES. The parties hereto agree to execute such further or other documents and assurances as are necessary from time to time in order to give effect to the provisions of this Agreement.

     17. ASSIGNMENT. The rights and obligations of the parties hereto shall inure to the benefit of and shall be binding upon the authorized successors and permitted assigns of each party. Neither party may, without the prior written consent of the other party, take any of the following actions (collectively referred to hereby as an "Assignment"): (i) assign or transfer its rights or obligations under this Agreement, (ii) license or sublicense any of its rights or obligations under this Agreement, or (iii) designate another person to perform all or part of its obligations under this Agreement or have all or part of its rights and benefits under this Agreement; provided, however, that a party may make Assignments to Affiliates of such party or to a successor, by merger or acquisition; and provided, further that in the case of an Assignment to an Affiliate the assigning party shall promptly notify the other party in writing of such Assignment and shall remain liable (both directly and as guarantor) with respect to all obligations so assigned and the other party will not be in a direct contractual relationship with such Affiliate. In the event of any permitted Assignment or in the event that an Affiliate of either party shall exercise rights and/or perform obligations hereunder pursuant to the terms of this Agreement, the assignee or Affiliate, as the case may be, shall specifically assume and be bound by the provisions of the Agreement by executing and agreeing to an assumption agreement satisfactory to the other party hereto.

     18. GOVERNING LAW; INJUNCTIVE RELIEF.

     (a) This Agreement and the respective rights and obligations of the parties shall be governed by and construed in accordance with the internal and substantive laws of the State of New Jersey, United States of America (without regard to principles of conflicts of laws). The parties hereby agree that the United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement or any other document contemplated hereby. In the event of any dispute touching or concerning this Agreement, the parties hereby agree to submit such dispute to their respective chief executive officers or their designees by notice delivered in accordance with the provisions of Section 23 hereof. Each of the parties agrees that any suit relating to this Agreement may be brought in the courts of the State of New Jersey or any federal court sitting therein and consents to the non-exclusive jurisdiction of such court and service of process in any such suit being made by mail at the address specified in Section 23. Each party hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

     (b) Each of the parties hereto acknowledges and agrees that damages will not be an adequate remedy for any material breach or violation of this Agreement if such material breach or violation would cause immediate and irreparable harm (an "Irreparable Breach"). Accordingly, in the event of a threatened or ongoing Irreparable Breach, each party hereto shall be entitled to seek, in any state or federal court in the State of New Jersey, equitable relief of a kind appropriate in light of the nature of the ongoing threatened Irreparable Breach, which relief may include, without limitation, specific performance or injunctive relief; provided, however, that if the party bringing such action is unsuccessful in obtaining the relief sought, the moving party shall pay the non-moving party's reasonable costs, including attorney's fees, incurred in connection with defending such action. Such remedies shall not be the parties' exclusive remedies, but shall be in addition to all other remedies provided in this Agreement.

     19. SEVERABILITY. In the event that any provision of this Agreement shall be held by a court of competent jurisdiction or by any governmental body to be invalid or unenforceable, such provision shall be deemed severable and the remaining parts and provisions of this Agreement shall remain in full force and effect.

     20. FORCE MAJEURE. Each of the parties shall be excused from the performance of its obligations hereunder in the event such performance is prevented by force majeure, and such excuse shall continue as long as the condition constituting such force majeure continues. For the purpose of this Agreement, force majeure is defined as contingencies beyond the reasonable control of either party, including, without limitation, acts of God, judicial or regulatory action, war, civil commotion, destruction of production facilities or materials by fire, earthquake or storm and labor disturbances (whether or not any such labor disturbance is within the power of the affected party to settle) or unavailability of supply materials. The party affected by force majeure shall provide the other party with full particulars thereof as soon as it becomes aware of the same (including its best estimate of the likely extent and duration of the interference with its activities), and will use its reasonable endeavors to overcome the difficulties created thereby and to resume performance of its obligations as soon as practicable.

     21. INTEREST. Any overdue amounts payable by either party hereunder shall bear interest compounded monthly at the prime lending rate for U.S. Dollars published from time to time in The Wall Street Journal plus

                                        *

per annum, or, if lower, the highest rate permissible by applicable law, from the due date until the date of payment.

     22. NO PARTNERSHIP OR AGENCY. This Agreement and the relations hereby established by and between Biomatrix and Wyeth do not constitute a partnership, joint venture, agency or contract of employment between them.

     23. NOTICES. All communications in connection with this Agreement shall be in writing and sent by postage prepaid first class mail, courier, or telefax, and if relating to

           *Confidential portions have been omitted and filed separately with the Commission.

default, late payment or termination, by certified mail, return receipt requested, telefax or courier, addressed to each party at the address above, in the case of Biomatrix, Attn: Chief Executive Officer, with a copy to: Justin P. Morreale, Esq., Bingham, Dana & Gould LLP, 150 Federal Street, Boston, Massachusetts 02110, U.S.A., and in the case of Wyeth, 555 East Lancaster Avenue, St. Davids, Pennsylvania 19087, Attn: Senior Vice President, Global Business Development, with a copy to American Home Products Corporation, 5 Giralda Farms, Madison, New Jersey 07990, U.S.A., Attn: Senior Vice President and General Counsel or to such other address as the addressee shall last have designated by notice to the communicating party. The date of giving any notice shall be the date of its actual receipt.

     24. EU REGULATIONS. It is the intention of the parties hereto that this Agreement shall at all times qualify for the exemption from the provisions of
Article 85(1) of the Treaty of Rome dated 25 March, 1957, as amended, which either (a) is available under EEC Regulation Number 1983/83, or (b) may otherwise be available under any other regulations or successor regulation thereto. In the event that any provision of this Agreement is deemed to violate the conditions for qualifying for the exemption, set out in whichever of those regulations may be in effect at the relevant time, or if any such regulation is amended after the date of this Agreement so as to cause this Agreement to fail to qualify for the exemption, the parties hereto agree that they will, as soon as it is practicable to do so, enter into good faith negotiations to amend this Agreement as necessary in order to re-qualify for the exemption or notify the Agreement.

     25.

                                        *

     26. SURVIVAL. The provisions of Sections 3.2, 3.5, 3.6, 3.7, 7.1, 7.2, 8.2,
10.1, 10.2, 10.3, 10.4 and 15.1(d) of this Agreement shall survive the termination or expiration of this Agreement (as the case may be) and shall remain in full force and effect. The provisions of this Agreement that do not survive termination or expiration hereof (as the case may be) shall, nonetheless, be controlling on, and shall be used in construing and interpreting the rights and obligations of the parties hereto with regard to, any dispute, controversy or claim which may arise under, out of, or in connection with this Agreement.

     27. MISCELLANEOUS. This Agreement, the International License Agreement, the Supply Agreement and the Trademark Agreement together set forth the entire agreement between the parties with respect to the transactions and arrangements contemplated hereby and supersede all prior oral or written arrangements between the parties. This Agreement may be modified or amended only by a written instrument executed and delivered by both parties. None of the provisions of this Agreement shall be deemed to have been waived by any act or acquiescence on the part of either party except by an instrument in writing signed and delivered by the party executing the waiver. This Agreement may be executed in several identical counterparts, each of which shall be an original, but all of which

           *Confidential portions have been omitted and filed separately with the Commission.

constitute one instrument, and in making proof of this Agreement it shall not be necessary to produce or account for more than one such counterpart. The English language version of this Agreement shall govern and control any translations of the Agreement into any other language. References herein to Sections and Exhibits are to Sections of and Exhibits to this Agreement. The title of this Agreement and the section headings contained herein are for convenience of reference only and shall not define or limit the provisions hereof.

                           [signature page to follow]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                  AMERICAN HOME PRODUCTS CORPORATION

                                  BY:      /s/ Fred Hassan
                                  ---------------------------------
                                  Name:   Fred Hassan
                                  Title: Executive Vice President

                                  BIOMATRIX, INC.


                                  /s/ Endre A. Balazs
                                  ----------------------------------
                                  Endre A. Balazs
                                  Chief Executive Officer

                                    EXHIBITS

Exhibit A                  -        Initial Product Specifications

Exhibit B                  -        Patents and Trademarks

Exhibit C                  -        Minimum

                                        *
                                    Net Revenues

           *Confidential portions have been omitted and filed separately with the Commission.

                                    EXHIBIT A

                         Initial Product Specifications

                    EUROPEAN AGREEMENT PRODUCT SPECIFICATIONS
                           SPECIFICATION OF SYNVISC(R)
                                 (HYLAN G-F 20)

                                        *

           *Confidential portions have been omitted and filed separately with the Commission.

                                    EXHIBIT B

                             Patents and Trademarks

                                        *

           *Confidential portions have been omitted and filed separately with the Commission.

                                        *

           *Confidential portions have been omitted and filed separately with the Commission.

                                        *

           *Confidential portions have been omitted and filed separately with the Commission.

                                    EXHIBIT C

                                     Minimum
                                        *
                                  Net Revenues

                                        *

           *Confidential portions have been omitted and filed separately with the Commission.

                               FIRST AMENDMENT TO

                         INTERNATIONAL LICENSE AGREEMENT

     This FIRST AMENDMENT (this "Amendment Agreement"), is made as of June 13, 2000 (the "Amendment Effective Date"), by and between Biomatrix, Inc. ("Biomatrix") and American Home Products Corporation, acting through its unincorporated Wyeth-Ayerst Laboratories division (together "Wyeth") to amend that certain International License Agreement, dated as of February 7, 1997, by and between Biomatrix and Wyeth (the "International License Agreement")

     WHEREAS, Biomatrix and Wyeth entered into the International License Agreement by which Biomatrix granted to Wyeth a license to sell Biomatrix' proprietary product Synvisc in various countries outside the United States and now the parties wish to amend certain provisions of the International License Agreement;

     NOW, THEREFORE, in consideration of the mutual promised contained in this Agreement, and intending to be legally bound thereby, the parties hereto agree as follows:

     1. Capitalized terms used in this Amendment Agreement and not otherwise defined shall have the meanings ascribed to such terms in the Internationa1 License Agreement.

     2. Section 1.26 of the International License Agreement is hereby deleted in its entirety.

          Section 1.28 of the International License is hereby deleted in its entirety and replaced with the following:

          1.28 "Territory" shall mean the following countries: Germany, Greece, Portugal, Turkey, Poland and Czech Republic.

     3. Section 2.1(d) of the International License Agreement is hereby deleted in its entirety.

     4. Section 2.2(b) of the International License Agreement is hereby amended by deleting the words "(other than Spain)" and by deleting the following sentence in its entirety:

          "The Launch Date with respect to Spain, if Spain remains as a country in this Agreement pursuant to Section 2.1(d), shall occur within six months after the parties mutually approve the business plan for Spain as set forth in Section 2.1(d)."

          Sections 2.3(a) and 2.3(b) of the International License Agreement are hereby amended by deleting the word, "Region" throughout and replacing therefor the word "country" in each instance.

     5. Section 2.5(c) of the International License Agreement is hereby deleted in its entirety.

     6. Pursuant to Section 3.2 of the International License Agreement, Biomatrix agrees to repurchase inventory of the Product specifically designated for sale in the Relinquished Countries (as defined below) at a price equal to the price actually paid by Wyeth; provided that no such inventory with an expiration date of less than one year from the date hereof shall be repurchased by Biomatrix. Wyeth agrees to promptly transfer such inventory to such location as designated by Biomatrix at Biomatrix' cost and Wyeth agrees to allow Biomatrix or its designee to distribute all such Product in its current packaging for a period of up to one year.

     7. Section 3.5(b) of the International License Agreement is hereby deleted in its entirety and replaced with the following:

          (b) if such termination notice is with respect to one or more countries selected from Germany, Greece, Portugal and Turkey, then Biomatrix may, upon notice to Wyeth, immediately terminate this Agreement with respect to any or all of such countries (provided that this shall not apply with respect to Germany upon a termination in any other such country); and if such termination notice is made with respect to either Poland or Czech Republic then Biomatrix may, upon notice to Wyeth, immediately terminate this Agreement with respect to the other such country.

     8. Section 8.8 of the International License Agreement is hereby amended by deleting the words "on a Region by Region basis".

     9. Section 8.10 of the International License Agreement is hereby amended by deleting the last sentence in its entirety.

     10. Section 8.11 of the International License Agreement is hereby amended by deleting the words "Spain" and "Austria" therefrom.

     11. Section 15.1(a)(ii) of the International License Agreement is amended by adding the following sentence: "Wyeth may register Product(s) in Poland as a drug."

     12. EXHIBIT B to the International License Agreement is hereby deleted in its entirety and replaced with EXHIBIT B attached hereto.

     13. EXHIBIT C to the International License Agreement is hereby amended to remove all references to the Relinquished Countries (as defined below) and to the Total ECE Region.

     14. As of the date of this Amendment Agreement, Wyeth shall discontinue using the Trademarks or making any representations regarding its status as a licensee of Biomatrix and shall cease conducting any activities with respect to the marketing, promotion, sale or distribution of the Products in Austria, Spain, Hungary, Slovakia, Bulgaria, Croatia, Yugoslavia, Slovenia, Romania, Egypt, Bahrain, Kuwait, Oman, Qatar, United Arab Emirates, Yemen, Iran, Iraq, Jordan, Lebanon, Syria and Saudi Arabia (the "RELINQUISHED COUNTRIES") and shall take such action as is necessary to terminate Wyeth's registration as Biomatrix's licensee with any governmental authority in the Relinquished Countries. Wyeth agrees that it shall not, directly or indirectly (alone or with others), and it shall ensure that its Affiliates shal1 not, directly or indirectly (alone or with others), for a period of twenty-four (24) months after the date of this Amendment Agreement, manufacture, sell, market, distribute or promote a Competing Product in any Relinquished Country. For the avoidance of doubt, as OF the date of this Amendment Agreement, Wyeth shall cease all sales of Products in the Relinquished Countries.

     15. With respect to each of the Relinquished Countries, Wyeth shall promptly transfer or cause to be transferred to Biomatrix the following items relating to any product or Extended Product in any Relinquished Country and in the name of Wyeth or any of its
          Affiliates: all Product Approvals, Reimbursement Approvals, import licenses, instructions, specifications, records of medical device vigilance systems and clinical trials, records of any regulatory interactions, activities, correspondence or other communications, and marketing, labeling, packaging and promotional material, customer lists and history of orders of Products in each such Relinquished Country. To the extent that any clinical trials or other activities are ongoing within any Relinquished County as of the date of this Amendment Agreement, Wyeth will use its reasonable efforts s to transition such activity to Biomatrix or its designee in a manner which would allow the activity to be continued without material interruption Wyeth shall remit to Biomatrix all labeling masters, instructions, specifications, and copies of all marketing, labeling and promotional materials used or intended for use in relation to Products in the Relinquished Countries.

     16. Wyeth represents, warrants and covenants with respect to the Relinquished Countries that (a) no recall of a Product in any country in the Territory is warranted for medical or safety purposes, (b) Wyeth has complied in all material respects with all governmental laws, regulations, and orders, including all laws, regulations or orders that govern or affect the ordering, export, shipment, import, sale (including government procurement), delivery, or redelivery of Products and Extended Products, (c) Wyeth has not, directly or indirectly, in the name of, on behalf of, or for the benefit of Biomatrix offered, promised or authorized to pay, or paid any compensation or given anything of value to, any official, agent or employee of any government or governmental agency, or to any political party or officer, employee or agent thereof in connection with the promotion or sale of Products and Extended Products, and (d) to the best of Wyeth's knowledge, there has been no failure of the Products or Extended Products to comply with any of the requirements therefor specified in any Product Approval

     17. To the extent that there are any returns of any Product sold by Wyeth in any Relinquished Country after the date of this Amendment Agreement, Biomatrix shall have no obligation to take back or make any reimbursement for any such returns and Wyeth shall be solely responsible for any returns of Product sold by Wyeth or its sub-licensees or delegees in any Relinquished Country.

     18. For a period of three months after the date of this Amendment Agreement, Wyeth shall maintain a customer service office and staff that will receive telephone and other inquiries relating to Products and refer all such inquiries to Biomatrix or its designee. Thereafter, Wyeth will cooperate with Biomatrix to complete an orderly transition of customer service for the Products in the Relinquished Countries.

     19. This Amendment Agreement and the respective rights and obligations of the parties shall be governed and construed in accordance with the internal and substantive laws of the State of New Jersey, United States of America (without regard to principles of conflicts of laws). This Amendment Agreement may be executed in several identical counterparts, each of which shall be an original, but all of which constitute one instrument, and in making proof of this Agreement it shall not be necessary to produce or account for more than one such counterpart.

     20. Except as specifically modified hereby, the International License Agreement shall remain unmodified and in full force and effect. Any liabilities and obligations of either party arising prior to the date of this Amendment Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment Agreement as an instrument under seal as of the date first above stated.

                                 BIOMATRIX, INC.

                                 By: /s/ Endre A. Balazs
                                    -----------------------
                                 Name: Endre A. Balazs
                                 Title: Chief Executive Officer

                                 AMERICAN HOME PRODUCTS CORPORATION

                                 By: /s/ Egon E. Berg
                                    -----------------------
                                 Name: Egon E. Berg
                                 Title: Vice President

                                    EXHIBIT B

                             PATENTS AND TRADEMARKS

I.   SYNVISC RELATED GERMAN PATENTS

     A.   Biocompatible Viscoelastic Gel Slurries, Their Preparation and Use

          EP 0466 300 (De 691 29 391), will expire 4/22/2011

     B. Chemically Modified Hyaluronic Acid and Method of Recovery. Thereof from Animal Tissues

          Patent No. 36 07 897; expires 3/10/2006

          Patent No. 35 45 191; expires 3/10/2006

          Patent No. 36 45 226; expires 3/10/2006; and

          European Patent No. P 38 52 992 (Germany); expires 11/29/2008

     C.   Cross-Linked Gels of Hyaluronic Acid and Products Containing Such Gels

          Patent No. 35 20 008; expires 6/4/2005

          Patent No. 85 46 811; expires 6/4/2005

     D.   Water Insoluble Preparation of Hyaluronic Acid

          Patent No. P 34 34 082; expires 9/17/2004

          Patent No. P 34 34 104; expires 9/17/2004

II.  Synvisc(R)

     COUNTRY           REGISTRATION NO.          TERM        EXPIRATION DATE
     -------           ----------------          ----        ---------------
     Germany           1,110,922                 10 Yrs.     December 20, 1996

                       (Renewal)                 10 Yrs.     December 20, 2006

     Greece            127,446                   10 Yrs.     March 17, 2008

     [CTM              Ser. No. 000338731        PENDING]

     Turkey            180724                    10 Yrs.     January 30,2007

     Portugal          314081                    10 Yrs.     September 4, 2006

     Poland            Being Filed / Pending

     Czech Republic    Being Filed / Pending     10 Yrs.     February 24, 2007